Exhibit (d)(vi)

Execution Copy

INVESTMENT ADVISORY AGREEMENT
(LEUTHOLD CORE ETF)
This Investment Advisory Agreement (this “Agreement”) is made and entered into this 3rd day of January, 2020, by and between Leuthold Funds, Inc., a Maryland corporation (the “Company”), and The Leuthold Group, LLC (d/b/a Leuthold Weeden Capital Management), a Delaware limited liability company (the “Adviser”).
RECITALS
WHEREAS, the Company is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company consisting multiple portfolios, including the Leuthold Core ETF (the “Fund”);
WHEREAS, the Company desires to retain the Adviser, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), as the investment adviser for the Fund; and
WHEREAS, the Board of Directors (the “Board”) of the Company has selected the Adviser to act as investment adviser to the Company on behalf of the Fund, and to provide certain related services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth.
AGREEMENT
NOW, THEREFORE, the Company and the Adviser do mutually promise and agree as follows:
1. Employment.  The Company hereby employs the Adviser to manage the investment and reinvestment of the assets of the Fund for the period and on the terms set forth in this Agreement.  The Adviser hereby accepts such employment for the compensation herein provided and agrees during such period to render the services and to assume the obligations herein set forth.
2. Authority of the Adviser.  The Adviser shall supervise and manage the investment portfolio of the Fund, and direct the purchase and sale of investment securities in the day to day management of the Fund, subject to the provisions of the Company’s Articles of Incorporation and Bylaws, as amended, restated or supplemented from time to time, and the Company’s registration statement on Form N-1A (the “Registration Statement”) under the 1940 Act and under the Securities Act of 1933, as amended (the “1933 Act”), covering Fund shares, as filed with the Securities and Exchange Commission, and to the investment objectives, policies and restrictions of the Fund, as from time to time in effect.  The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company or the Fund in any way or otherwise be deemed an agent of the Company or the Fund.  However, one or more shareholders, officers, directors or employees of the Adviser may serve as directors and/or officers of the Company, but without compensation or reimbursement of expenses for such services from the Company.  Nothing herein contained shall be deemed to require the Company to take any action contrary to its Articles of Incorporation, as amended, restated or supplemented from time to time, or anyapplicable statute or regulation, or to relieve or deprive the Board of its responsibility for and control of the affairs of the Fund.
3. Expenses.  The Adviser, at its own expense and without reimbursement from the Company or the Fund, shall furnish office space, and all necessary office facilities, equipment and executive personnel for managing the investments of the Fund.  The Adviser shall not be required to pay any expenses of the Fund unless specifically stated herein.  The expenses of the Fund’s operations borne by the Fund include by way of illustration and not limitation:
•	directors fees paid to those directors who are not officers of the Company;
•	the costs of preparing and printing registration statements required under the 1933Act and the 1940 Act;
•	the expense of registering its shares with the Securities and Exchange Commission and in the various states;
•	the printing and distribution cost of prospectuses mailed to existing shareholders;
•	the cost of stock certificates (if any);
•	director and officer liability insurance;
•	reports to shareholders, reports to government authorities and proxy statements;
•	interest charges;
•	taxes;
•	legal expenses;
•	salaries of administrative and clerical personnel;
•	association membership dues;
•	auditing and accounting services;
•	insurance premiums;
•	brokerage and other expenses connected with the execution of portfolio securities transactions;
•	fees and expenses of the custodian of the Fund’s assets;
•	expenses of calculating the net asset value and repurchasing and redeeming shares;
•	printing and mailing expenses;
•	charges and expenses of dividend disbursing agents, registrars and stock transfer agents; and
•	the cost of keeping all necessary shareholder records and accounts.

4. Compensation of the Adviser.  For the services to be rendered by the Adviser hereunder, the Company, through and on behalf of the Fund, shall pay to the Adviser an advisory fee, paid monthly, based on the average net assets of the Fund, as determined by valuations made as of the close of each business day of the month.  The advisory fee shall be 1/12 of 0.50% (0.50% per annum) on the average daily net assets of the Fund.  For any month in which this Agreement is not in-effect for the entire month, such fee shall be reduced proportionately on the basis of the number of calendar days during which it is in effect and the fee computed upon the average net asset value of the business days during which it is so in effect.
5. Ownership of Shares of the Fund. The Adviser shall not take an ownership position in the Fund, and shall not permit any of its shareholders, officers, directors or employees to take a long or short position in the shares of the Fund, except for the purchase of shares of the Fund for investment purposes at the same price as that available to the public at the time of purchase or in connection with the initial capitalization of the Fund.
6. Exclusivity. The services of the Adviser to the Fund hereunder are not to be deemed exclusive and the Adviser shall be free to furnish similar services to others as long as the services hereunder are not impaired thereby.  Although the Adviser has agreed to permit the Fund and the Company to use the name “Leuthold”, if they so desire, it is understood and agreed that the Adviser reserves the right to use and to permit other persons, firms or corporations, including investment companies, to use such name, and that the Fund and the Company will not use such name if the Adviser ceases to be the Fund’s sole investment adviser.  During the period that this Agreement is in effect, the Adviser shall be the Fund’s sole investment adviser.
7. Liability.  In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder, or for any losses that may be sustained in the purchase, holding or sale of any security.
8. Brokerage Commissions. The Adviser, subject to the control and direction of the Board, shall have authority and discretion to select brokers and dealers to execute portfolio transactions for the Fund and for the selection of the markets on or in which the transactions will be executed. The Adviser may cause the Fund to pay a broker-dealer which provides brokerage and research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934 (the “Exchange Act”), to the Adviser a commission for effecting a securities transaction in excess of the amount another broker-dealer would have charged for effecting such transaction, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of brokerage and research services provided by the executing broker-dealer viewed in terms of either that particular transaction or his overall responsibilities with respect to the accounts as to which he exercises investment discretion (as defined in Section 3(a)(35) of the Exchange Act). The Adviser shall provide such reports as the Board may reasonable request with respect to the Fund’s total brokerage and the manner in which that brokerage was allocated.
9. Code-of Ethics. The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and has provided the Company with a copy of the code of ethics and evidence of its adoption. Upon the written request of’ the Company, the Adviser shall permit the Company to examine any reports required to be made by the Adviser pursuant to Rule 17j-1(c)(1) under the 1940 Act.
10. Compliance.  The Adviser agrees to comply with the requirements of the 1940 Act, the Advisers Act, the 1933 Act, the Exchange Act, the Commodity Exchange Act and the

respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder and to the conduct of its business as a registered investment adviser.  The Adviser also agrees to comply with the objectives, policies and restrictions set forth in the Registration Statement, as amended or supplemented, of the Fund, and with any policies, guidelines, instructions and procedures approved by the Board and provided to the Adviser.  In selecting the Fund’s portfolio securities and performing the Adviser’s obligations hereunder, the Adviser shall cause the Fund to comply with the diversification and source of income requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as a regulated investment company if the Fund has elected to be treated as a regulated investment company under the Code. The Adviser shall maintain compliance procedures that it reasonably believes are adequate to ensure its compliance with the foregoing.  No supervisory activity undertaken by the Board shall limit the Adviser’s full responsibility for any of the foregoing.
11. Proxy Voting.  The Board has the authority to determine how proxies with respect to securities that are held by the Fund shall be voted, and the Board has initially determined to delegate the authority and responsibility to vote proxies for the Fund’s securities to the Adviser.  So long as proxy voting authority for the Fund has been delegated to the Adviser, the Adviser shall exercise its proxy voting responsibilities. The Adviser shall carry out such responsibility in accordance with any instructions that the Board shall provide from time to time, and at all times in a manner consistent with Rule 206(4)-6 under the Advisers Act and its fiduciary responsibilities to the Company.  The Adviser shall provide periodic reports and keep records relating to proxy voting as the Board may reasonably request or as may be necessary for the Fund to comply with the 1940 Act and other applicable law. Any such delegation of proxy voting responsibility to the Adviser may be revoked or modified by the Board at any time. The Adviser may, to the extent consistent with its fiduciary duty to the Company and with Rule 206(4)-6 under the Advisers Act, employ a third-party firm that specializes in corporate governance research and advising on proxy voting to assist the Adviser, subject to the Adviser’s oversight, in exercising the Adviser’s proxy voting responsibilities. The Company further acknowledges that, to the extent consistent with its fiduciary duty to the Company and with Rule 206(4)-6 under the Advisers Act, the Adviser may vote proxies for securities held by the Company differently than it votes proxies for the same securities held by other of the Adviser’s clients.
12. Holdings Information and Pricing.  The Adviser shall provide regular reports regarding Fund holdings, and shall, on its own initiative, furnish the Company and its Board from time to time with whatever information the Adviser believes is appropriate for this purpose. The Adviser agrees to immediately notify the Company if the Adviser reasonably believes that the value of any security held by the Fund may not reflect its fair value. The Adviser agrees to provide any pricing information of which the Adviser is aware to the Company, its Board and/or any Fund pricing agent to assist in the determination of the fair value of any Fund holdings for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Company’s valuation procedures for the purpose of calculating the Fund’s net asset value in accordance with procedures and methods established by the Board.
13. Cooperation with Agents.  The Adviser agrees to cooperate with and provide reasonable assistance to the Company, any Company custodian or foreign sub-custodians, any Company pricing agents and all other agents and representatives of the Company, such information with respect to the Fund as they may reasonably request from time to time in the performance of their obligations, provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of information and compliance with applicable laws and regulations.

14. Compliance Reports.  The Adviser shall notify the Company immediately upon detection of (i) any material failure to manage the Fund in accordance with its investment objectives and policies or any applicable law; or (ii) any material breach of the Fund’s or the Adviser’s policies, guidelines or procedures. In addition, the Adviser shall provide a quarterly report regarding the Fund’s compliance with its investment objectives and policies, applicable law, including, but not limited to the 1940 Act and Subchapter M of the Code, as applicable, and the Fund’s policies, guidelines or procedures as applicable to the Adviser’s obligations under this Agreement. The Adviser agrees to correct any such failure promptly and to take any action that the Board may reasonably request in connection with any such breach. Upon request, the Adviser shall also provide the officers of the Company with supporting certifications in connection with such certifications of Fund financial statements and disclosure controls pursuant to the Sarbanes-Oxley Act. The Adviser will promptly notify the Company in the event (i) the Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Company (excluding class action suits in which the Fund is a member of the plaintiff class by reason of the Fund’s ownership of shares in the defendant) or the compliance by the Adviser with the federal or state securities laws or (ii) an actual change in control of the Adviser resulting in an “assignment” (as defined in the 1940 Act) has occurred or is otherwise proposed to occur.
15. Fund Disclosure Documents.  The Adviser has reviewed and will in the future review, the Registration Statement, and any amendments or supplements thereto, the annual or semi-annual reports to shareholders, other reports filed with the Securities and Exchange Commission and any marketing material of the Fund (collectively the “Disclosure Documents”) and represents and warrants that with respect to disclosure about the Adviser, the manner in which the Adviser manages the Fund or information relating directly or indirectly to the Adviser, such Disclosure Documents contain or will contain, as of the date thereof, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.
16. Conflicts.  The Adviser shall act honestly, in good faith and in the best interests of the Company including requiring any of its personnel with knowledge of Fund activities to place the interest of the Fund first, ahead of their own interests, in all personal trading scenarios that may involve a conflict of interest with the Fund, consistent with its fiduciary duties under applicable law.
17. Amendments. This Agreement may be amended by the mutual consent of the parties; provided, however, that in no event may it be amended without the approval of the Board in the manner required by the Act, and by the vote of the majority of the outstanding voting securities of the Fund, as defined in the Act.

18. Termination.  This Agreement may be terminated at any time, without the payment of any penalty, by the Board or by a vote of the majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, upon giving sixty (60) days’ written notice to the Adviser.  This Agreement may be terminated by the Adviser at any time upon the giving of sixty (60) days’ written notice to the Company.  This Agreement shall terminate automatically in the event of its assignment (as defined in Section 2(a)(4) of the 1940 Act).  Subject to prior termination as hereinbefore provided, this Agreement shall continue in effect for an initial period beginning as of the date hereof and ending January 3, 2022 and indefinitely thereafter, but only so long as the continuance after such initial period is specifically approved annually by (i) the Board or by the vote of the majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, and (ii) the Board in the manner required by the 1940 Act, provided that any such approval may be made effective not more than sixty (60) days thereafter.
[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day first above written.
THE LEUTHOLD GROUP, LLC
(D/B/A LEUTHOLD WEEDEN CAPITAL MANAGEMENT)
(the “Adviser”)

By:      /s/ John C. Mueller
President

LEUTHOLD FUNDS, INC.
(the “Company”)

By:      /s/ John C. Mueller
President

Signature Page